Exhibit 3.127

STATE OF NEVADA

ROSS MILLER Secretary of State		SCOTT W.ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

		Certified Copy	June 22, 2010
Job Number:	C20 1006 18-0425
Reference Number:	00002764634-62
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C 14373- 1992-001	Articles of Incorporation	5 Pages/1 Copies
C 14373- 1992-003	Articles of Merger	17 Pages/1 Copies
C 14373- 1992-005	Amendment	2 Pages/1 Copies
C 14373- 1992-006	Amendment	5 Pages/ 1 Copies
20060564176-97	Merge In	10 Pages/ 1 Copies

Respectfully, ROSS MILLER Secretary of State
Certified By: Christine Rakow Certificate Number: C20100618-0425 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

FILED		RECT [ILLEGIBLE]
[ILLEGIBLE] THE OFFICE OF THE		FILING FEE $125.00 K. [ILLEGIBLE]
SECRETARY OF STATE OF THE		FILED BY, [ILLEGIBLE], KEY, ETAL
STATE OF NEVADA		P.O, BOX 30000
RENO NV 89520
DEC 28 1992	ARTICLES OF INCORPORATION
OF
[ILLEGIBLE]	VICOR, INC.
(A CLOSE CORPORATION)

The undersigned individual acting as the incorporator of a corporation (the “Corporation”) under the provisions of chapter 78 and Chapter 78A of the Nevada Revison Statutes hereby adopts the following Articles of incorporation.

I

NAME

The name of the Corporation is Vicor, Inc..

II

REGISTERED OFFICE AND INITIAL RESIDENT AGENT

A. Registered Office. The street address of the registered office of the Corporation is 3500 Lakeside court, [ILLEGIBLE], [ILLEGIBLE] County, Nevada 89509. The mailing address of the registered office is P. O. Box 30000, Reno, Nevada 89520. The Corporation may conduct all or part of its business in any other part of the State of Nevada.

B. Resident Agent. The resident agent of the Corporation is the law firm of waither, key, Maupin, Oats, Cox, [ILLEGIBLE] & [ILLEGIBLE], located at 3500 Lakeside Court, P.O. BOX 30000, Reno, Nevada 89320

III

CLASSES OF STOCK

The Corporation shall be authorized to issue on hundred million (100,000,000) shares of stock with a par value of $.001 per share. All of the shares of stock shall be of the same class designated “Common Stock” Without preference of distinction.

IV

GOVERNING BOARD

A. Name. The members of the governing board of the Corporation shall be designated as Directors.

B. Initial Board of Directors. The Initial Board of Diractors shall [ILLEGIBLE] of three (3) mambers, the names and post office boxes of street addresses, either residence of business, of whom are as follows. These individuals shall serve as Directors until the first annual meeting of the shareholders, of until their successors shall have been selected and qualified.

NAME	ADDRESS
Gerald J. Burnett	P.O Box 7097
Incline Village, NV 89452

[ILLEGIBLE] R. Burns	P.O. Box 7097
Incline Village, NV 89452

R. Stephen (ILLEGIBLE)	P.O Box 7097
Incline Village, NV 89452

C. Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time by amendment to the bylaws of the Corporation; provided, however, that there must at all times be at least one (1) Director,

V

NAME AND ADDRESS OF INCORPORATOR

The name and post office box or street address, either residence [ILLEGIBLE], of the incorporator signing these Articles of Incorporator [ILLEGIBLE] as follows

NAME	ADDRESS
Gerald J. Burnett	P.O Box 7097
Incline Village, NV 89452

VI

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

No officer or Director of the Corporation shall have any personal liability to the Corporation or its shareholders for damages resulting from breach of any fiduciary duty as an officer or Director, except for any acts or omissions which involve intentional misconduct, fraud, knowing violations of law, or payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

VII

CLOSE CORPORATION

This Corporation is a close corporation. All of the issued shares of this corporation of all classes exclusive of treasury shares, shall be represented by certificates and shall be held of record by not more than thirty (30) persons. The Corporation shall at no time make any offering of any stock of any class, which offering would constitute a public offering within the meaning of the Securities Act of 1933, 15 U.S. C. 877 at seq. To qualify as a shareholder of the Corporation, the shareholder must be an individual who is not a non-resident alien, or the shareholder must be an estate or trust described in subsection 1361(o) (2) of the Internal Revenue Code of 1986. Thus, to qualify as a shareholder, the shareholder must qualify as a shareholder or an “S Corporation,” as that term is defined in section 1361 of the Internal Revenue Code of 1986.

Dated: December 22, 1992.

/s/ Gerald J. Burnett
Gerald J. Burnett

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SANTA CLARA	)

On December 22, 1992, personally appeared before me, a Notary Public, Gerald J. Burnett , personally known (or proved) to me to be the person whose name is subscribed to the foregoing Articles of Incorporation and who acknowledged that he executed the same

/s/ Marianne B. Bradley
Notary Public

RECEIVED DEC 28 1992 1:15 Secretary of State

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA DEC 28 1992

[ILLEGIBLE]

CONSENT FOR USE OF NAME

Gerald J. Burnett, President of Vicor, Inc., a California corporation, qualified to do business in Nevada as a foreign corporation, herby consents to the use of the name vicor, Inc. by the new Nevada corporation of which I am the incorporator, to be formed by the filling of the Articles of Incorporation submitted concurrently with this statement. This consent is being executed pursuant to Nevada Revised Statutes $78,039.2.

Dated this 22 day of December, 1992.

Vicor, Inc., a California corporation

By	/s/ Gerald J. Burnett
Gerald J. Burnett, President

STATE OF CALIFORNIA	)
) ss,
COUNTY OF SANTA CLARA	)

On this 22nd day of December, 1992, personally appeared before me, a Notary Public, Gerald J. Barnett, President of vicor,

Inc., a California corporation, personally known (or proved ) to me to be the person whose name is subscribed to the foregoing instrument and who acknowledged to me that he executed the instrument in his capacity and with the authority to act as President of said corporation.

/s/ Marianne S. Bradley
Notary Public

RECEIVED 1:15 DEC 28 1992 Secretary of State

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA DEC 30 1992

[ILLEGIBLE]

CERTIFICATE OF ACCEPTANCE

OF APPOINTMENT OF RESIDENT AGENT

FOR

VICOR, INC.

Pursuant to NRS 78,030(1)(b), Waither, Key, Maupin, Oats, Cox, Klaich & LeGoy hereby certifies that earlier this day it accepted the appointment as Resident Agent of Vicor, Inc. pursuant to NRS 78,090.

The registered office of the Resident Agent required pursuant to NRS 78,090 is located at 3500 ELIGIBLE Court, Suite 200, Reno, ELIGIBLE County, Nevada 89509. The mailing address is P.O. Box 30000, Rano, NV 89520.

Dated this 28th day of December, 1992.

Waither, Key, Maupin, Oats, Cox, Klaich & LeGoy

By:	/s/ Pred L. Oats, Esq.
Pred L. Oats, Esq.

RECEIVED DEC 28 1992 1:15 Secretary of State

ARTICLES OF MERGER

The undersigned President and Secretary, respectively, of Vicor, Inc., a Nevada corporation, hereby adopt the following Articles of Merger pursuant to Chapter 78 of the Nevada Revised Statutes.

I

PLAN OF MERGER

Vicor, Inc., a Nevada corporation (“surviving corporation”), and Vicor, Inc., a California corporation (“Disappearing Corporation”) have entered into a Plan of Merger. The Plan of Merger is attached hereto as Exhibit “A” and is incorporated herein by this reference (“Plan of Merger”). The terms and conditions of the Merger are set forth in the attached Plan of Merger. The Merger of Surviving Corporation and the Disappearing Corporation is permitted under chapter 78 of the Nevada Revised Statutes and Chapter 11 of the California Corporations Code.

II

CONSENT OF DIRECTORS AND SHAREHOLDERS

All directors of the Surviving Corporation and the Disappearing Corporation have unanimously authorized and approved the Plan of Merger. The Board of Directors submitted the Plan of Merger to the shareholders of both the Disappearing Corporation and the Surviving Corporation, which shareholders and their respective outstanding shares of stock owned, each share of which is entitled to cast one vote on the plan, are listed in paragraphs A and B, of the attached Plan of Merger. The Plan of Merger was authorized and approved by the required majority of the shareholders of the Disappearing Corporation, which shareholders own fifty million, nine hundred thousand (50,900,000) shares of the outstanding voting capital stock of the corporation, representing ninety-eight percent (98%) of the issued and outstanding voting shares of stock of the Corporation. The Plan of Merger was authorized and approved by the required majority of the shareholders of the Surviving Corporation, which shareholders own five hundred nine thousand (509,000) shares of the outstanding voting capital stock of the corporation, representing ninety-eight percent (98%) of the issued and outstanding voting shares of stock of the Corporation.

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA DEC 30 1992

(eligible)

III

[ILLEGIBLE] DATE

The affective date of the merger of the Surviving Corporation and the Disappearing Corporation shall be December 31,1992.

Dated this 22 day of December, 1992.

Vicor, Inc., [ILLEGIBLE] corporation

By:	[ILLEGIBLE]
[ILLEGIBLE], President

By:	[ILLEGIBLE]
[ILLEGIBLE], Secretary

STATE OF [ILLEGIBLE]      )

                                                  )    as,

COUNTY OF [ILLEGIBLE]  )

On this 22nd day of December, 1992, personally appeared before as, a Notary public, Gerald J. Burnett and R. Stephen [ILLEGIBLE], the President and Secretary, respectively, of Vicor, Inc., a Nevada corporation, personally known (or proved) to [ILLEGIBLE] to be the persons whose names are [ILLEGIBLE] to the foregoing instrument and who acknowledged to [ILLEGIBLE] that they executed the instrument in their capacity and within their authority as President and Secretary, respectively, of Vicor, Inc.

Notary Public

RECEIVED DEC 31 1992 8:00 SECRETARY OF STATE

PLAN OF MERGER

This Plan of Merger is entered into between Vicor, Inc., a Nevada corporation, as “Surviving Corporation,” and Vicor, Inc., a California corporation, as “Disappearing Corporation,” and is entered into with reference to the following facts.

A. The Disappearing Corporation has authorized capital stock consisting of one hundred million (100,000,000) shares of common voting stock, with a par value of $ .001 per share, of which fifty-one million, nine hundred four thousand, five hundred (51,904,500) shares have been issued and are now outstanding. The shareholders of the issued and outstanding shares of stock of the Disappearing Corporation are as follows:

Shareholder	Shares of Stock
Gerald J. Burnett	33,150,000
711 Fitter way Trust Emmett R. Burns, Jr., Trustee	9,750,000
William Campbell	1,000,000
Victor Elischer	500,000
Heinrichs Revocable Trust, R. Stephen Heinrichs, Trustee	6,500,000
Mary Hofmann	97,500
Keith A. Lantz	150,000
Jozef Faul Chris Lauwers	85,000
Lestar F. Ludwig	110,000
Pearl O’Brien	2,000
Mark Van Note	60,000

Total Outstanding shares	51,904,500

B. The Surviving Corporation has authorized capital stock consisting of one hundred million (100,000,000) shares of common voting stock, with a par value of $ .001 per share, of which five hundred nineteen thousand, forty-five (519,045) shares have been issued and are now outstanding. The shareholders of the issued and outstanding shares of stock of the Surviving Corporation are as follows:

Shareholder	Shares of Stock
Gerald J. Burnett	331,500
711 Fitter way Trust Emmett R. Burns, Jr., Trustee	97,500
William Campbell	15,000
Victor Elischer	5,000

Shareholder	Shares of Stock
Heinrichs Revocable Trust	
H. Stephen Heinrichs, Trustee	63,000
Mary Hofmann	375
Keith A. Lantz	1,500
Josef Paul Chris Lauwers	850
Lester F. Ludwig	1,100
Pearl O'Brien	30
Mark Van Note	600
Total Outstanding Shares	512,141

C. The Board of Directors and shareholders of the Surviving Corporation and the Disappearing Corporation deem it advisable and beneficial for the Disappearing Corporation to merge into the Surviving Corporation to change the domicile and the state of incorporation from California to Nevada and to facilitate the conduct of the Corporation's new business to be conducted in Nevada.

Based upon the foregoing, the Surviving Corporation and the Disappearing Corporation agree to the merger of the Disappearing Corporation into the Surviving Corporation pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes and Chapter 11 of the California Corporations Code. The merger shall be consummated on the following terms and conditions.

I

PLAN OF ORGANIZATION

A. Adoption of Plan. In consideration for the mutual promises, covenants, and agreements herein, the Surviving Corporation and the Disappearing Corporation hereby adopt a plan of merger pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes, Chapter 11 of the California Corporations Code, and Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, as follows:

1. The Disappearing Corporation shall be merged into the Surviving Corporation, to exist and be governed by the laws of the State of Nevada under the name of Vicor, Inc.

2. The separate existence and corporate identity of the Disappearing Corporation shall cease on the effective date of the merger, and the Surviving Corporation shall succeed, without other transfer, to all of the rights and property of the Disappearing Corporation, and shall be subject to all of the debts and liabilities of the Disappearing Corporation, in the same manner as if the Surviving Corporation had itself incurred them. All of the rights of creditors and all of the liens upon the property of the Disappearing Corporation shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger.

3. The surviving Corporation will carry on business with the assets of the Disappearing Corporation, as well as with the assets of the Surviving Corporation.

4. The shareholders of the Disappearing Corporation will exchange their shares of stock in the Disappearing corporation for shares of stock in the surviving Corporation. Every one hundred (100) issued and outstanding shares of common voting stock in the Disappearing Corporation shall be exchanged for and converted into ninety-nine (99) shares of fully paid, non-assessable common voting stock of the surviving Corporation. The shareholders of the surviving Corporation will also retain all of their shares of the surviving Corporation and that continuos as the sole shareholders of the surviving Corporation after the effective date of the merger.

[ILLEGIBLE] Effective Date. The effective date of the merger shall be December 31, 1992.

II

[ILLEGIBLE] OF CORPORATIONS

A. Disappearing Corporation. The Disappearing corporation represents and warrants that the Disappearing Corporation is duly organized, [ILLEGIBLE] existing, and in good standing under the laws of the State of California.

B. Surviving Corporation. The Surviving Corporation represents and warrants that the Surviving Corporation is a corporation duly organized, validity existing, and in good standing under the laws of the State of Nevada.

III

[ILLEGIBLE] [ILLEGIBLE] AND [ILLEGIBLE]

If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law are necessary to vest or perfect or to confirm of record in the surviving Corporation the title to any property or rights of the Disappearing Corporation, or otherwise carry out the provisions hereof, the proper officers and directors of the Disappearing Corporation, as of the effective date of the merger, shall execute and deliver all proper deeds, assignments, confirmations, and assurances in law, and do all acts proper to vest, perfect, and Confirm title to such property or rights in the Surviving Corporation, and otherwise carry out the provisions hereof.

IV

CONVERSION OF SHARES

A. Surrender and conversion of shares. Pursuant to the plan of reorganization described in article a above, on the effective date of this Plan of Merger, such holder of the shares of stock of the Disappearing Corporation shall ILLEGIBLE his or her shares, properly endorsed, to the surviving Corporation or its agents, Such one hundred (100) issued and outstanding shares of common voting stock of the Disappearing Corporation shall be exchanged for and converted into ninety-nine (99) shares of fully paid, non-assessable common voting shared of the Surviving Corporation.

B. Shares of Surviving Corporation. On and after the effective date of merger, the total amount of capital stock which the Surviving Corporation shall be authorized to issue and the par value of the shares shall be as set forth in the Articles of Incorporation of the Surviving corporation, which are on file with the secretary of State of the State of ILLEGIBLE. The presently outstanding five hundred nineteen thousand, forty-five (519,045) shares of capital stock of the Surviving corporation, each with a par value of 8,001 per share, shall remain outstanding as ILLEGIBLE stock; each with A per value of 8,001 per share, of the Surviving Corporation. Those shares of capital stock, when combined with the shares of capital stock of the Surviving Corporation that each of the shareholders of the Disappearing Corporation will ILLEGIBLE for the conversion of their shares of the Disappearing Corporation, will ILLEGIBLE in each of the shareholders of the Disappearing Corporation owning the same number of shares of capital stock of the Surviving Corporation as they owned in the Disappearing Corporation before the merger. There will thus be fifty-one million, nine hundred four thousand, five hundred (51,104,500) shares of capital stock of the surviving Corporation outstanding after the effective date of the merger, each with a par value of 8,001 per share.

V

BOARD OF DIRECTORS AND OFFICERS

A. Board of Directors. The present Board of Directors of the Surviving Corporation, as listed below, shall continue to ILLLEGIBLE as the Board of Directors of the Surviving Corporation until the ILLEGIBLE annual meeting of the shareholders of until such times as their successors have been daily elected and qualified:

Geraid J. Surnatt

Emmstt R. Surss

R. Stephen Hainrichs

B. Officers. The present officers of the surviving Corporation, as listed below, shall continue to serve as the officers of the Surviving Corporation until the next annual meeting of the Board of Directors of until such type as their [ILLEGIBLE] have been duty elected and qualified:

Name	Position
Garald J. Surnatt	Chief Executive Officer and President

Alan J. Slack	Chief Financial Officer

R. Stephen Nelnriche	Secretary and Treasurer

VI

ARTICLES OF INCORPORATION AND BYLAWS

The Articles of Incorporation and Bylaws of the Surviving Corporation, an existing on the effective date of the merger, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation until altered, [ILLEGIBLE], or repealed as provided therein or as provided by law.

VII

[ILLEGIBLE]

The Surviving Corporation shall pay all costs and expenses of the merger.

VIII

MISCELLANEOUS

A. Notices. Any notices, requests, demands, or other communications required or permitted to be given by law or by the terms of this plan of Merger shall be in writing and shall be considered given (1) upon personal service of a copy on the party to be served, or (2) forty-eight (48) hours after the [ILLEGIBLE] of such notice by certified or registered mall, postage prepaid, receipt for delivery requested, addressed to the party to be served and properly deposited in the United States mall. Notices shall be given to the parties at the [ILLEGIBLE] listed beneath the parties signatures to this plan of Merger. Any change in the address of any party shall be given by the parties having such change to the other parties in the manner provided above. Thereafter all notices shall be given in accordance with the notice of change of address. Notices given before actual receipt of the notice of change of address shall not be invalidated [ILLEGIBLE] the change of address.

B. [ILLEGIBLE] Inventions. This Plan of Merger [ILLEGIBLE] be executed in any [ILLEGIBLE] of counterparts, such of which shall be deemed an original.

C. Controlling Law. The [ILLEGIBLE] interpretation, and performance of this Plan of Merger shall be controlled by and [ILLEGIBLE] under the laws of the State of Nevada as [ILLEGIBLE] from time to time.

D. Attorneys’ fees. If any party brings any action or proceeding to enforce, protect, or establish any right or remedy under the Plan of Merger, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

E. Entire Agreement. This Plan of Merger contains the entire agreement of the parties on the matters covered. No other agreement, statement, or promise made by any party that in net in writing and signed by all of the parties shall be binding.

F. Severability. The unenforceability, invalidity, or illegality of any provision of this Plan of Merger shall not render the other provisions unenforceable, invalid, or illegal.

G. Binding Effect. This Plan of Merger shall be binding upon and shall [ILLEGIBLE] to the benefit and detriment of the parties hereto and their respective personal representatives, hairs, successors, and [ILLEGIBLE].

H. Gender and Number. As used in this Plan of Merger the [ILLEGIBLE] feminine, or [ILLEGIBLE] gender, and the singular or plural number, shall each be considered to include the others whenever the context to indicates.

Dated this 12 day of December 1992.

SURVIVING CORPORATION:

Vicor, Inc., a Nevada corporation

By	/s/ Gerald J. Burnett
Gerald J. Burnett, President

By	/s/ R. Stephen Heinrichs
R. Stephen Heinrichs, Secretary

Board of Directors Approval:

/s/ Gerald J. Burnett

Gerald J. Burnett, Director

RECEIVED DEC 31 1992 8:00 SECRETARY OF STATE

Emmett R. Burns,
Emmett R. Burns, Director

R. Stephen Heinrichs,
R. Stephen Heinrichs, Director

Sole members of the Board of Director of Vicor, Inc., a Nevada Corporation

[ILLEGIBLE]

Vicor, Inc., a California corporation

By:	Gerald J. Burnett
Gerald J. Burnett President

By:	R. Stephen Heinrichs
R. Stephen Heinrichs Secretary

Board of Directors Approval;

Gerald J. Burnett,
Gerald J. Burnett, Director

Emmett R. Burns,
Emmett R. Burns, Director

R. Stephen Heinrichs,
R. Stephen Heinrichs, Director

Sole members of the Board of Director of Vicor, Inc., a California corporation

STATE OF CALIFORNIA	)
) ss,
COUNTY OF SANTA CLARA	)

On this [ILLEGIBLE] day of December 1992, personally appeared before me, a Notary public, Gerald J. Burnett, the President and a Director of both Vicor, Inc., a Navada corporation, and Vicor, Inc., a California corporation, personally known (or proved) to me to be the person whose name is subscribed to the foregoing instrument and who acknowledged to me that the executed the instrument in his capacity and within his authority as an officer and director of both Vicor, Inc., a Nevada corporation, and Vicor, Inc., a California corporation.

/s/ Marianne S. Bradley Notary Public

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SANTA CLARA	)

On this 22nd day of December, 1992, personally appeared before me, a Notary Public, R. Stephen Heinrichs, the secretary and a Director of both Vicor, Inc., a Nevada corporation, and Vicor, Inc., a California corporation, personally known (or proved) to me to be the person whose name is subscribed to the foregoing instrument and who acknowledged to me that he executed the instrument in his capacity and within his authority as an officer and director of both Vicor, Inc., a Nevada corporation, and Vicor, Inc., a California corporation.

/s/ Marianne S. Bradley Notary Public

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SANTA CLARA	)

On this 22nd day of December, 1992, personally appeared before me, a Notary Public, Emmett R. Burns, a Director of both Vicor, Inc., a Nevada corporation, and Vicor, Inc., a California corporation, personally known (or proved) to me to be the person whose name is subscribed to the foregoing instrument and who acknowledged to me that he executed the instrument in his capacity and within his authority as an officer and director of both Vicor, Inc., a Nevada corporation, and Vicor, Inc., a California corporation.

/s/ Marianne S. Bradley Notary Public

RECEIVED DEC 31 1992 8:00 SECRETARY OF STATE

OFFICERS CERTIFICATE OF MERGER FOR

VICOR, INC.,

A CALIFORNIA CORPORATION

I, the undersigned Secretary of Vicor, Inc., a California corporation, hereby certify that:

1. I am, and at all times herein mentioned, was the duly elected and qualified Secretary of Vicor, Inc., a corporation duly organized and validly existing under the laws of the State of California.

2. The Plan of Merger to which this Certificate is attached was duly adopted and approved by the majority written consent of the shareholders owning fifty million, nine hundred thousand (50,900,000) shares of capital stock of the corporation, representing ninety-eight percent (98%) of the issued and outstanding shares of stock of the corporation, which plan of Merger was thereby adopted as the act of the shareholders of the corporation. Attached to this Certificate is a true and correct copy of the Consent Resolutions of the Board of Directors and Shareholders approving the Plan of Merger.

Dated this 27 day of December, 1992.

/s/    R. Stephen Meinriohs

R. Stephen Meinriohs, Secretary

RECEIVED DEC 31 1992 8:00 SECRETARY OF STATE

CONSENT RESOLUTIONS OF

THE BOARD OF DIRECTORS

AND SHAREHOLDERS OF

VICOR, INC.,

A CALIFORNIA CORPORATION

The undersigned, the sole members of the Board of Directors and a majority of the voting power of the shareholders of Vicor, Inc., a California Corporation, hereby consent to the adoption by the Board of Directors and shareholders of the following resolutions and waive notice of the time, place, and purpose of a special joint meeting of the Board of Directors and shareholders to consider the adoption of the resolutions:

RESOLVED, that the Board of Directors and shareholders have considered the Plan of Merger to which these resolutions are attached, which provides for the statutory merger of Vicor, Inc., a California corporation (the “Disappearing Corporation”), into Vicor, Inc., a Nevada corporation (the “Surviving Corporation”), pursuant to Chapter 78 of the Nevada Revised Statutes, Chapter 11 of the California Corporations Code, and Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and the Board of Directors hereby eligible the Plan of Merger to the shareholders of the Disappearing Corporation,

RESOLVED FURTHER, that the Board of Directors and shareholders deem it in the best interests of the Disappearing Corporation and its shareholders that the Plan of Merger be approved and that the Disappearing Corporation be merged into the Surviving Corporation,

RESOLVED FURTHER, that the terms and conditions of the Plan of Merger and the means of carrying the Merger into effect as net forth in the Plan of Merger, as well as the manner and basis of surrendering the shares of stock of the Disappearing Corporation as set forth in said plan, are hereby approved,

RESOLVED FURTHER, that the president, Secretary, and the Board of Directors of the Disappearing Corporation are authorized and directed to execute and acknowledge the plan of Merger in the name and on behalf of the Disappearing Corporation and to deliver a duly executed copy thereof to the Surviving Corporation, and,

RESOLVED FURTHER, that the President and Secretary of the corporation art authorized and directed to execute, acknowledge, and file such instruments and do such other acts in the name and on behalf of the Disappearing Corporation as may be necessary and proper to fully perform and carry out the terms and conditions of the Plan of Merger.

Dated this 22 day of December, 1992.

BOARD OF DIRECTORS:

[ILLEGIBLE]
[ILLEGIBLE]

[ILLEGIBLE]
[ILLEGIBLE]

[ILLEGIBLE]
R. Steghen Reinrions

SHAREHOLDERS:

[ILLEGIBLE]
[ILLEGIBLE]

711 Putter [ILLEGIBLE] Trust

By:	[ILLEGIBLE]
[ILLEGIBLE]

[ILLEGIBLE]
[ILLEGIBLE]

[ILLEGIBLE]

By:	[ILLEGIBLE]
[ILLEGIBLE]

RECEIVED DEC 31 1992 8:00 SECRETARY OF STATE

OFFICERS CERTIFICATE OF MERGER FOR

VICOR, INC.,

A NEVADA CORPORATION

I, the undersigned [ILLEGIBLE] of Vicor, Inc., a Nevada corporation, hereby certify that:

1. I am, and at all times herein mentioned, was the duly elected and qualified [ILLEGIBLE] of Vicor, Inc., a corporation duly organised and validly existing under the laws of the State of Nevada.

2. The Plan of Mergers to which a Certificate is attached was duly adopted and approved pursuant to the applicable provisions of the Nevada Revised Statutes, by the majority written constant of the shareholders [ILLEGIBLE] five hundred nine thousand (509,000) shares of capital stock of the corporation, representing ninety eight percent (98%) of the issued and outstanding shares of stock of the corporation, which plan of Merger was thereby adopted as the act of the shareholders of the corporation. Attached to this Certificate is a true and correct copy of the Consent Resolution of the Board of Directors and shareholders approving the plan of Merger.

Dated this 22 day of December 1992.

/s/ R. Stephen Hainrions
R. Stephen Hainrions, Secretary

RECEIVED DEC 31 1992 8:00 SECRETARY OF STATE

[ILLEGIBLE] RESOLUTIONS OF

A BOARD OF DIRECTOR

AND SHAREHOLDERS OF

VICOR, INC.,

A NEVADA CORPORATION

The undersigned, the sole members of the Board of Directors and a majority of the voting power of the shareholders of Vicor, Inc., a Nevada corporation, hereby consent to the adoption by the Board of Directors and shareholders of the following resolutions and waive notice of the time, place, and purpose of a special joint meeting of the Board of Directors and shareholders [ILLEGIBLE] consider the adoption of the resolution.

RESOLVED, that the Board of Directors and shareholders have considered the Plan of Merger of which these resolutions are attached, which provides for the statutory Merger of Vicor, Inc., a California corporation (the “Disappearing Corporation”), into Vicor, Inc., a Navada Corporation (the “Surviving Corporation”), pursuant to Chapter 11 of the Nevada Revised Statutes, Chapter 11 of the California Corporation Code, and Section 368(a)(1)(A) of the Internal Revenue Code of 1986, an amended, [ILLEGIBLE] the Board of Directors hereby recommend the Plan of Merger to the shareholders of the Surviving Corporation:

RESOLVED FURTHER, that the Board of Directors and shareholders [ILLEGIBLE] it in the best interest of the Surviving Corporation and its shareholders that the Plan of Merger be approved and that, the Disappearing Corporation be merged into the Surviving Corporation,

RESOLVED FURTHER, that the terms and conditions of the Plan of Merger and the means of carrying the merger into effect as set forth in the Plan of Merger, as well as the manner and basis of surrendering the shares of stock of the Disappearing Corporation as set forth in said plan, are hereby approved,

RESOLVED FURTHER, that the President, Secretary, and the Board of Directors of the Surviving Corporation are authorized and directed to execute and acknowledge the Plan of Merger in the name and on behalf of the Surviving Corporation and to deliver a duly executed copy thereof to the Disappearing Corporation and,

RESOLVED FURTHER, that the President and Secretary of the corporation are authorized and directed to execute acknowledge, and file such instrument and do such other acts in the name and on behalf of the Surviving Corporation as may be necessary and proper to fully Perform and carry out the terms and conditions of the Plan of Merger.

Dated this 22 day of December, 1992.

BOARD OF DIRECTORS:

/s/ [ILLEGIBLE]
[ILLEGIBLE]

/s/ [ILLEGIBLE]
[ILLEGIBLE]

/s/ R. Stephen [ILLEGIBLE]
R. Stephen [ILLEGIBLE]

SHAREHOLDERS:

/s/ [ILLEGIBLE]
[ILLEGIBLE]

711 Putter [ILLEGIBLE] Trust

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]

/s/ [ILLEGIBLE]
[ILLEGIBLE]

[ILLEGIBLE]

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]

RECEIVED DEC 31 1992 8:00 SECRETARY OF STATE

ARTICLES OF MEROER

MEROING

VICOR, INC.

(CA)                                          1164-92

INTO

VICOR, INC.

(NV)                                                  14373-02 SURVIVOR

SURVIVING NEV. CORP. ADDRESS:

NOT REQUIRED

FILED BY:

CT CORPORATION SYSTEM

49 STEVENSON ST.STE.900

SAN FRANCISCO, CA 94105

ATTN: GEORGE RAMERO

FILING FEE $75.00                                                              INVOICE

FILE DATE: 12-30-92

FILE NO.-14373-92

JAN 10 1996

No. 14373-92

DEAN HELLER, SECRETARY OF STATE

Inc# 86867
SP

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
VICOR, INC.

William Campbell and R. Stephen Heinrichs certify that:

1. They are the Chief Executive Officer and Secretary, respectively, of Vicor, Inc., a Nevada corporation.

2. Article III of the Articles of Incorporation is hereby amended to read in its entirety as follows:

"III

CLASSES OF STOCK

3. The foregoing amendment of Certificate of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Certificate of Articles of Incorporation has been duly approved by the required vote of each class of shareholders in accordance with Chapter 78 of the Nevada Revised Statutes. The authorized number of shares of Common Stock is 100,000,000, 57,251,550 of which are issued and outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common.

William L. Campbell

William Campbell, Chief Executive Officer

R Stephen Heinrichs

R. Stephen Heinrichs, Secretary

We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

William L. Campbell

William Campbell

R Stephen Heinrichs

R. Stephen Heinrichs

RECEIVED

JAN 10 1996

SECRETARY OF STATE

STATE OF ~~CALIFORNIA~~ Nevada )

) ss.

COUNTY OF Washoe )

On December 27, 1995, personally appeared before me L. Pieretti-Renaud, a Notary Public, William Campbell, personally known (or proved) to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and who acknowledged that he executed the same.

L. PIERETTI-RENAUD
Notary Public - State of Nevada
Appointment Recorded in Washoe County
[illegible] - EXPIRES AUG. [illegible]

L. Pieretti-Renaud

Notary Public

STATE OF ~~CALIFORNIA~~ Nevada )

) ss.

COUNTY OF Washoe )

On December 27, 1995, personally appeared before me L. Pieretti-Renaud, a Notary Public, R. Stephen Heinrichs, personally known (or proved) to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and who acknowledged that he executed the same.

L. PIERETTI-RENAUD
Notary Public - State of Nevada
Appointment Recorded in Washoe County
[illegible] - EXPIRES AUG. [illegible]

L. Pieretti-Renaud

Notary Public

[illegible]

-2-

	Receipt No.	FY(ILLEGIBLE)
FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA MAY 11 1998	GKL
	05/11/1998	135.00
(ILLEGIBLE)	RECD BY KR	$ 75.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

VICOR, INC.

Vicor, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify that:

(1) The name of the corporation is vicor, Inc.. The original Articles of Incorporation of the corporation was filed with the Secretary of State of the State of Nevada on December 28, 1992, and amended on January 10, 1996.

(2) The Amended and restated Articles of Incorporation in the form attached hereto as Exhibit A was duly proposed and approved by the Board of Directors of the Corporation. In lieu of a meeting of the stockholders, written consent has been given for the adoption of said Amended and Restated Certificate of Incorporation pursuant to the applicable provisions of the Nevada Revised Statutes, as amended.

IN WITNESS WHEREOF, Vicor, Inc., has caused this Certificates of Officers to be signed by Victor K. Nichols, its President, and attested by R. Stephen Heinrichs, its Secretary, on May 5, 1998.

VICOR, INC.

By:	/s/ Victor K. Nichols
Victor K. Nichols, President

ATTEST:

By:	/s/ R.Stephen Heinrichs

R.Stephen Heinrichs, Secretary

STATE OF CALIFORNIA	)
)ss.
COUNTY OF ( SANTA CLARA))

These Amended and Restated Articles of Incorporation were acknowledged before me on May 5, 1998, by Victor K. Nichols.

Nina S. Kramer Notary Public

STATE OF California	)
) ss.
COUNTY OF (SANTA CLARA))

These Amended and Restated Articles of Incorporation were acknowledged before me on May 5, 1998, by R. Stephen Heinrichs.

Nina S. Kramer Notary Public

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

VICOR, INC.

Vicor, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), certifies that:

1. The name of this Corporation is Vicor, Inc.

2. A. Registered Office. The street address of the Corporation’s registered office in the State of Nevada is 264 Village Boulevard, Unit 2B, Incline Village, Nevada 89451. The mailing address of the registered office is P.O. Box 7097, Incline Village, Nevada 89452. The Corporation my conduct all or part of its business in any other part of the State of Nevada.

    B. Resident Agent. The resident agent of the Corporation is R. Stephen Heinrichs, 264 Village Boulevard, Unit 2B, P.O. Box 7097, Incline Village, NV 89452.

3. The Corporation shall be authorized to issue one hundred million (100,000,000) shares of stock with a par value of $.000001 per share. All of the share of stock shall be of the same class, designated “Common Stock”, without preference or distinction.

4. A. Name. The members of the governing board of the Corporation shall be designated as Directors.

    B. Initial Board of Directors. The initial Board of Directors shall consist of three (3) members, the names and post office boxes or street addresses, either residence or business, of whom are as follows. These individuals shall serve as Directors, until the next annual meeting of the shareholders, or until their successors shall have been elected and qualified.

Name	Address
Gerald J. Burnett	P.O. Box 7097 Incline Village, NV 89452

William L. Campbell	P.O. Box 7097 Incline Village, NV 89452

R. Stephen Heinrichs	P.O. Box 7097 Incline Village, NV 89452

    C. Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time by amendment to the bylaws of the Corporation; provided, however, that there must at all times be at least one (1) Director.

5. No officer or Director of the Corporation shall have any personal liability to the Corporation or its shareholders for damages resulting from breach of any fiduciary duty as an officer or Director, except for any acts or omissions which involve intentional misconduct, fraud, knowing violations of law, or payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

THIS FORM SHOULD ACCOMPANY RESTATED ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

1. Name of corporation: Vicor, Inc.

2. Date of adoption of Restated Articles: April 10, 1998

3. Please indicate what changes have been made:

   (a) Was there a name change? Yes ☐ No ☒ If yes, what is the new name?

   (b) Did you change the resident agent? Yes ☐ No ☒ If yes, please indicate the new resident agent and address:

   Please attach the resident agent acceptance certificate.

   (c) Did you change the purpose? Yes ☐ No ☒ Did you add Banking? ☐ Gaming? ☐ Insurance? ☐ None of these? ☐

   (d) Did you change the capital stock? Yes ☐ No ☒ If yes, what is the new capital stock?

   (e) Did you change the directors? Yes ☒ No ☐ If yes, indicate the change: Updated list to show William L. Campbell as a director in place of Emmett J. Burnett who has resigned

   (f) Did you add the director's liability provision? Yes ☐ No ☒

   (g) Did you change the period of existence? Yes ☐ No ☒ If yes, what is the new existence?

   (h) If none of the above apply, and you have restated the articles, how did you change your articles? Elimination of Article VII as the Company no longer wishes to be a Close Corporation

V. Nichols, President — 5-5-98

Name and Title of Officer — Date

State of California

County of Santa Clara

On ~~April~~ May 5, 1998, personally appeared before me, a Notary Public, Victor Nichols who acknowledged that he/~~she~~ executed the above instrument.

NINA S. KRAMER
Commission #1036158
Notary Public — California
Santa Clara County
My Comm. Expires Apr 28, 2000

Nina S. Kramer
Notary Public

ODMA\PCDOCS\SQL...

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Dean Heller Secretary of State State of Nevada	20060564176-97
	Filing Date and Time 09/01/2006 9:00 AM
	Entity Number C14373-1992

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) **Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.**

WJD Acquisition, Inc.
Name of *merging* entity

Nevada
Jurisdiction

corporation
Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

and,

Vicor, Inc.
Name of *surviving* entity

Nevada
Jurisdiction

corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.

NV025 - 1/31/06 C T System Online

Nevada Secretary of State AM Merger 2003
Revised on: 10/03/05

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):

Attn: ______________________________

c/o: ______________________________

____

____

3) (Choose one)

[x] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from :

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

and, or;

____
Name of surviving entity, if applicable

Filing Fee $350.00

This form must be accompanied by appropriate fees.

NV025 - 12/14/05 C T System Online

Nevada Secretary of State AM Merger 2003
Revised on: [illegible]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

WJD Acquisition, Inc.
Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

and, or;

Vicor, Inc.
Name of *surviving* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

NV021 - 10/24/03 C T System Online

Nevada Secretary of State AB Merger 2003
Revised on: 10/02/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

This form must be accompanied by appropriate fees.

[illegible] - 12/14/05 C T System Online

Nevada Secretary of State AM Merger 2003
Revised on: [illegible]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4298
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. ***Provide*** **article numbers, if available. (NRS 92A.200)*:**

See attached Exhibit A, Amended and Restated Articles of Incorporation.

6) Location of Plan of Merger (check a or b):

_____ (a) The entire plan of merger is attached;

or,

__x__ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** September 1, 2006

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger 2003
Revised on: [illegible]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures – Must be signed by: An officer of each corporation whether or not for profit; all general partners of each limited partnership or limited-liability limited partnership; a manager of each a limited-liability company with managers or by one member if without managers; a trustee of a business trust; a managing partner of a limited-liability partnership; by one partner of a general partnership.* (If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

WJD Acquisition, Inc.
Name of merging entity

[signature] — Norrie J. Daroga, Senior Vice President and Corporate Secretary — 9/1/06
Signature — Title — Date

Name of merging entity

Signature — Title — Date

Name of merging entity

Signature — Title — Date

Name of merging entity

Signature — Title — Date

Vicor, Inc.
Name of surviving entity

Signature — Title — Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM Merger 2003
Revised on 10/03/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures – Must be signed by: An officer of each corporation whether or not for profit; all general partners of each limited partnership or limited-liability limited partnership; a manager of each a limited-liability company with managers or by one member if without managers; a trustee of a business trust; a managing partner of a limited-liability partnership; by one partner of a general partnership.* (If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):**

WJD Acquisition, Inc.
Name of merging entity

Signature ____ Title ____ Date __/__/__

Name of merging entity

Signature ____ Title ____ Date __/__/__

Name of merging entity

Signature ____ Title ____ Date __/__/__

Name of merging entity

Signature ____ Title ____ Date __/__/__

Vicor Inc.
Name of surviving entity

Signature [signature] Title President & CEO Date 9/1/06

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

[illegible]

Nevada Secretary of State AM Merger 2003
Revised on: [illegible]

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

VICOR, INC.

Vicor, Inc., a corporation organized and existing under the laws of the State of Nevadas (the “Corporation”), does hereby certify that:

1. The name of the corporation is Vicor, Inc. The original Articles of Incorporation of the corporation were filed with the Secretary of State of Nevada on December 28, 1992.

2. The Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A were duly proposed and approved by the Board of Directors of the Corporation. In lieu of a meeting of the stockholders, written consent has been given for applicable provisions of the Nevada Revised Statutes, as amended.

Dated as of this 1st day of September, 2006.

VICOR, INC

BY	/s/ J. Doroga
Name	J. Doroga
Its:	Senior Vice President and Corporate Secretary

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

VICOR, INC.

Pursuant to the provisions to Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

1.	Name of Corporation: Vicor, Inc.

2.	Resident Agent Name and Street Address:

The Corporation Trust Company of Nevada

6100 Neil Road, Suite 500

Reno, NV 89511

3.	Shares: 10,000 shares of Common Stock will $.01 per value.

4.	Name and Addresses of the Board of Directors:

Paul T. Danola

4900 West Brown Deer Road

Brown Deer, WI 53223

5. Purpose: The transaction of all lawful business for which a corporation may be incorporated in the state of Nevada.

Dated this 1st day of September, 2006.

VICOR, INC.

BY	/s/ J. Doroga
Name	J. Doroga
Its:	Senior Vice President and Corporate Secretary

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office: Vicor, Inc.

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ______________. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☒ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Article 3 Amended from one hundred million (100,000,000) authorized shares at $.000001 par value to ten thousand (10,000) authorized shares at $.01 par value. Article 4 Amended to one director; Paul T. Dacola 4900 W Brown Deer Rd, Brown Deer, WI 53233. Article 5 deleted and replaced with new Article 5 the purpose of the corporation.

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM RESTATED 2003
Revised on: 10/21/03

NV043 - 10/08/2003 C T System Online

TOTAL P.11